April 13, 1998

Dear Shareholder:

On behalf of the Board of Directors, I cordially invite you to attend the Annual Meeting of Shareholders of FNB Corporation. The meeting will be held at 2:00 p.m., on Tuesday, May 12, at Custom Catering, Inc., in Blacksburg, Virginia. The bank will host a reception following the business meeting. I encourage you to take this opportunity to visit with your friends and fellow shareholders.

Information about the business meeting and the list of nominees for election as Directors are in the enclosed meeting notice and proxy statement. This year, you are requested to increase the number of authorized shares of the Corporation, elect Directors of Class II, and ratify the appointment of independent accountants. Please return your proxy by Friday, May 8, in the enclosed postage-paid envelope.

We hope you will be able to attend. A map to the site is printed on the back of this proxy statement for your convenience.

Sincerely,



Samuel H. Tollison
President

Enclosures

             Notice of Annual Meeting of Shareholders

To Our Shareholders:

     NOTICE IS HEREBY GIVEN  that the Annual Meeting of Shareholders of
FNB Corporation (the "Corporation") will be held at Custom Catering, Inc., 902 Patrick Henry Drive, Blacksburg, Virginia, on May 12, 1998, at 2:00 p.m., for the following purposes:

     (1) To increase the number of authorized shares of the Corporation's common stock, par value $5.00, from 5,000,000 to 10,000,000;

     (2) To elect two (2) Directors of the Corporation to fill the vacancies created by the expiration of terms of the Directors of Class II;

     (3) To ratify the appointment of McLeod & Company, independent certified public accountants, as auditors for 1998; and

     (4) To transact any other business that may properly come before the meeting or any adjournment thereof.

     The record date for determining shareholders entitled to notice of, and to vote at, the Annual Meeting has been fixed by the Board of Directors as of the close of business at 2:00 p.m., on March 31, 1998. The number of shares outstanding and entitled to vote is 3,384,015 shares.

     This notice and the accompanying proxy materials enclosed herewith are sent to you by order of the Board of Directors. The Board of Directors of FNB Corporation recommends that shareholders approve the increase in the number of authorized shares of the Corporation, elect the nominated Directors of Class II and ratify the appointment of McLeod & Company, independent certified public accountants, as auditors for the Corporation for 1998.




                                          Peter A. Seitz, Secretary
                                          FNB Corporation



IMPORTANT: To assure that your shares will be voted at the meeting, you are requested to complete and sign the enclosed proxy and return it in the postage-paid envelope provided as soon as possible. The giving of a proxy will not affect your right to vote in person in the event you attend the meeting and elect that right.

                         Proxy Statement

     Date, Time, and Place. The Annual Meeting of Shareholders of FNB Corporation will be held at Custom Catering, Inc., 902 Patrick Henry Drive, Blacksburg, Virginia, on May 12, 1998, at 2:00 p.m.

     Voting Securities and Principal Holders Thereof. The number of shares outstanding and entitled to vote is 3,384,015 shares of common stock. There are no other outstanding classes of Corporation stock. The record date for shareholders entitled to notice of, and to vote at, the Annual Meeting has been fixed as of the close of business, at 2:00 p.m., on March 31, 1998.

     Cumulative Voting. Shareholders of the Corporation shall have no cumulative voting rights.

     Election of Directors. Two Directors of Class II are to be elected at the Annual Meeting to serve until the Annual Meeting in 2001 and until their respective successors are duly elected and qualified. A majority of shares cast is required to approve the election of Directors. Management proposes that the two (2) nominees listed in this Proxy Statement as Directors of Class II be elected. The nominees (Directors of Class II) for whom the persons named as Proxy Holders intend to vote as Directors, unless otherwise indicated on the form of proxy, and all Directors of Class I and III, and certain information with regard to their ownership of the common stock of the Corporation is set forth below. The dates of service include years serving on the Board of First National Bank (the "Bank"), the Corporation's only subsidiary. Principal occupations of the members of the Board include associations during the past five years.

   Directors of Class II to be elected for a term expiring 2001

                                         Amount of Common Stock Owned
Name, Principal               Director   Beneficially and Nature of   Percent
Occupation and (Age)          Since      Ownership on March 5, 1998   of Class
                                         (A) (B)

Kendall O. Clay (55)           1988      21,658                        *
Attorney,
Kendall O. Clay, P.C.

Julian D. Hardy, Jr. (48)      1992      36,815                        1.1
Executive Vice President, the
Corporation, and President and
CEO, the Bank;
formerly EVP/CAO, the Bank


                    Directors of Class III to continue in office until 1999

                                         Amount of Common Stock Owned
Name, Principal               Director   Beneficially and Nature of   Percent
Occupation and (Age)          Since      Ownership on March 5, 1998   of Class
                                         (A) (B)
Samuel H. Tollison (65)       1971       137,873                     4.1
President, CEO and Chairman,
the Corporation and;
formerly President and
CEO, the Bank

      Directors of Class I to continue in office until 2000


                                         Amount of Common Stock Owned
Name, Principal               Director   Beneficially and Nature of   Percent
Occupation and (Age)          Since      Ownership on March 5, 1998   ofClass
                                         (A) (B)
Joan H. Munford (64)          1994       4,790                        *
Owner, Advisor,
HCMF Corporation
Blacksburg, Virginia


Daniel D. Hamrick (51)        1992       2,368                        *
Attorney,
Daniel D. Hamrick, P.C.;
formerly, Attorney, Stone,
Hamrick, Harrison & Turk


Directors and Executive Officers
as a group (6 persons)                 230,090                        6.9

*     Less than one percent.

(A) Includes shares that may be deemed beneficially owned due to joint ownership, voting power, or investment power; including shares owned by or held for the benefit of a Board member's spouse or another immediate family member residing in the household of the Board member, which may be deemed beneficially owned.

(B)  Includes estimated 1997 Employee Stock Ownership Plan allocation.

      Board of Directors and Committees of the Board. The Board of Directors of the Corporation held eleven meetings during 1998. The Corporation has no standing committees. Instead, selected Directors have served on ad hoc committees dealing with issues concerning Board succession, executive management compensation, shareholder relations, growth opportunities, and new products and services. No director attended fewer than 75% of the Corporation's Board meetings during the year.

      Effective January 1, 1998, outside Directors of the Corporation receive $1500 compensation each month. Prior to that date, Directors of the porporation did not receive any compensation for service on the Corporation Board, but received compensation for service on the Bank's Board. Bank Board compensation included a monthly retainer of $500 as well as $300 and $150, respectively, for attendance at each Board and Board committee meeting. The Chairman received a monthly retainer of $1,000 as well as $375 and $150, respectively, for attendance at each Board and Board committee meeting.

      The Corporation's Board reviews senior management's budget and compensation projections for the ensuing year for the Bank. As part of this process, the Board also recommends the annual compensation of the President and Chief Executive Officer of the Corporation. In 1997, the Board recommended an increase in Mr. Tollson's salary from $164,000 to $185,000. Factors taken into consideration by the Committee in their recommendation for such executive compensation were:

      a. Review of peer executive compensation as presented in a report prepared by the Virginia Bankers Association;
      b.  Net earnings of the Corporation during the prior year;

      c.  Status of criticized loans and assets;
      d.  Overall performance of the Corporation during the prior year.

     As further evaluation of performance, qualitative factors considered include the quality of the strategic plan, organization and management development progress, and civic involvement.

          Executive Officers of the Corporation. Samuel H. Tollison, President and CEO; Julian D. Hardy, Jr., Executive Vice President; and Perry
D. Taylor, Chief Financial Officer, have been named as Executive Officers of the Corporation. These officers serve at the pleasure of the Corporation's Board. They have served the Bank in comparable capacities over the past five years.

          Executive Compensation. The following table provides information concerning those officers of the Corporation and Bank whose compensation exceeded $100,000 for the year ended December 31, 1997.


                    Summary Compensation Table

                       Annual Compensation

Name and Principal                                        All Other
Position                  Year    Salary($)    Bonus($)   Compensation($)(A)
Samuel H. Tollison        1997    177,096      60,000     34,853
President, CEO, and       1996    164,000      60,000     46,892
Chairman, the Corporation 1995    158,441      50,000     38,297


Julian D. Hardy, Jr.      1997    136,977      40,000     34,376
Executive Vice President, 1996    125,000      40,000     46,561
the Corporation, and      1995    109,301      30,000     39,251
President and CEO,
the Bank


(A) All other compensation for 1997 consists of an estimated contribution by the Bank to the ESOP for Mr. Tollison and for Mr. Hardy of $20,565 and $20,388 respectively and a matching of their respective contributions to the Bank's 401(k) plan in the amounts of $1,388 and $1,088 respectively. Mr. Tollison and Mr. Hardy each earned $12,900 in Bank directors fees. In prior years, all other compensation consists of actual contributions to the ESOP and director fees earned.

     Transactions with Management. Directors and officers of the Bank and the Corporation, and persons with whom they are associated, have had, and expect to have in the future, banking transactions with the Bank and the Corporation in the ordinary course of their businesses. In the opinion of management of the Bank and the Corporation, all such loans and commitments for loans were made on substantially the same terms, including interest rates, collateral, and repayment terms, as those prevailing at the same time for comparable transactions with other persons; were made in the ordinary course of business; and do not involve more than a normal risk of collection or present unfavorable features. As of December 31, 1997, there were outstanding loans (or commitments to lend) to executive officers and Directors of the Corporation of approximately $1,760,000.

     The Corporation entered into an employment agreement with Messrs. Tollison and Hardy (the "Senior Executives") during 1997. The agreements for the Senior Executives provide for employment with the Corporation for a period of three years. The term of the employment agreement renews each year for an additional period of one year (for a maximum of three years). The Senior Executives' salary and benefits are established by the Board from time to time.

     The agreement also provides for certain severance benefits in the event of a "change in control" of the Corporation followed by termination of employment within 36 months after the change in control. In such event, the Senior Executives would be entitled to receive the equivalent of 36 months of salary and benefits, calculated as of the time of change in control, whether or not their employment is terminated by the new organization. In addition, the Senior Executives are entitled to an additional $100,000 immediate payment. Should the Senior Executive accept employment with a banking institution located within 50 miles of Christiansburg, however, all salary and benefits under the employment agreement shall be reduced by the value of those salary and benefits received from the new employer.

     During 1997, the Bank also executed with Mr. Taylor a severance agreement which entitles him to certain benefits in the event of a change of control. This agreement provides that in the event of the termination of employment within 12 months of a change in control, Mr. Taylor could elect to receive the equivalent of twelve month's salary and benefits, calculated as of the time of the change in control. Should Mr. Taylor accept employment with a banking institution located within 50 miles of Christiansburg, however, all salary and benefits under the employment agreement shall be reduced by the value of those salary and benefits received from the new employer.

     Principal Security Holders. The Corporation knows of no person or group acting in concert that beneficially owned more than five percent of the outstanding shares of the Corporation's common stock as of March 5, 1998.

     Appointment of Auditors. McLeod & Company has served as the Bank's auditors for 1995 and the Corporation's auditors for 1996 and 1997 and have been appointed to serve as the Corporation's auditors for 1998. The appointment of the auditors must be ratified by a majority of the votes cast by the stockholders of the Corporation at the Annual Meeting of Shareholders. A representative of McLeod & Company is anticipated to be present at the Annual Meeting of Shareholders. This representative will be prepared to answer any appropriate questions and, while not anticipated, will have the opportunity to make a statement, if he or she so chooses.

     Proxy. The accompanying proxy is solicited on behalf of the Board of Directors of the Corporation with related costs to be borne by the Corporation. A proxy may be revoked at any time before the stock to which it relates is voted, either by written notice (which may be in the form of a substitute proxy delivered to the Secretary of the Meeting) or by attending the Meeting and voting in person.

     Shareholder Proposals. In order to be eligible for inclusion in the Corporation's proxy materials for next year's Annual Meeting of Shareholders, any shareholder proposal to take action at such meeting must be received at the Corporation's main office, at 105 Arbor Drive, Christiansburg, Virginia, no later than December 11, 1998. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.

     Other Matters. The Board of Directors is not aware of any business to come before the Meeting other than those matters described above. However, if any other matters should properly come before the Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof, in accordance with the judgment of the person or persons voting the proxies.

     Performance Graph. The following graph compares the cumulative total return of the Corporation's common stock over a five-year period to the returns of the Standard & Poor's 500 stock index and to the returns of an Independent Peer Bank index. For periods prior to the Reorganization, the graph represents the performance of the Bank's common stock.

[Following is the performance data presented in tabular form. The proxy statement as sent to shareholders contains the information in both tabular and graphical form.]

                                     1992  1993  1994  1995  1996  1997
      FNB Corporation                 100   134   198   206   221   228
      Independent Bank Index          100   125   153   208   248   358
      S&P 500 Index                   100   110   111   153   189   251

IMPORTANT: A copy of the Corporation's Annual Report on Form 10-K, including the Financial Statements for the year ended 1997, required to be filed with the Securities Exchange Commission in Washington, D.C., and related schedules thereto, shall be provided by the Corporation without charge to each shareholder upon his written request to Perry D. Taylor, Chief Financial Officer, FNB Corporation, 105 Arbor Drive, P.O. Box 600, Christiansburg, Virginia 24068.

                         BY ORDER OF THE BOARD OF DIRECTORS


                              Peter A. Seitz
                              Secretary

Christiansburg, Virginia
April 13, 1998